CALL OPTION AGREEMENT

THIS call option AGREEMENT dated as of the 27th day of November, 2002,

BETWEEN:
                  DAVID PATRIQUIN, businessman, of 2306 Folkstone Way, West Vancouver, British Columbia, V7S 3C7

                  (the "PURCHASER")

AND:
                  JAMES PRATT., businessman, of 32 Greenwich Road, Greenwich, Sydney, New South Wales, 2065, Australia

                  (the "VENDOR")

WHEREAS:

A. the Vendor is the beneficial owner of 500,000 restricted shares of Common Stock (the "Shares") in the capital of GlobeTrac Inc. (the "Company");

B. the Company is indebted to the Purchaser in the amount of US$500,000 (the "Debt"); and

C. the Vendor wishes to grant a call option to the Purchaser to acquire the Shares from the Vendor pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the sum of $10.00 and other good and valuable consideration paid by the Purchaser to the Vendor, the receipt and sufficiency of which are acknowledged by the Vendor, the parties agree that:

1. The Vendor grants to the Purchaser an irrevocable call option to purchase up to a maximum of 500,000 Shares at the price of US$1.00 per Share (the "Option"). The Option may be exercised at any time up to November 27, 2004, inclusive (the "Option Period").

2. The Option will be exercisable by the Purchaser or his legal personal representatives tendering a notice in writing to the escrow agent specified in
Section 5, specifying the number of Shares being purchased, together with

    a. a certified cheque in favour of the Vendor in an amount equal to the full purchase price of the number of Shares being acquired upon the exercise of the Option; or

    b. a written assignment of the Debt equal to the full purchase price of the number of Shares being acquired upon the exercise of the Option.

3. Upon receiving the notice from the Purchaser and payment for the Shares, the Vendor will forthwith cause the Shares and any requisite transfer documents to be delivered to the transfer agent of the Company with instructions to deliver to the Purchaser or his legal personal representatives (or as the Purchaser may otherwise direct in the notice of exercise of Option) a certificate or certificates in the name of the Purchaser or his legal personal representatives (or as the Purchaser may otherwise direct in the notice of exercise of Option) representing in the aggregate such number of Shares as the Purchaser or his legal personal representatives will have then paid for.

4. The Purchaser will have no rights whatsoever as a shareholder in respect of any of the Shares (including any right to receive dividends or other distributors thereon) other than in respect of Shares in respect of which the Purchaser will have exercised his Option and which the Purchaser will have actually taken up and paid for.

5. The Vendor covenants that during the Option Period the Shares, duly endorsed for transfer, will be placed in escrow with Susan Jeffs to permit the transfer of the Shares to the Purchaser if the Option or any part is exercised.

6. The Purchaser acknowledges that R. H. Daignault Law Corporation prepared this agreement for the Vendor and that it may contain terms and conditions onerous to the Purchaser. The Purchaser expressly acknowledges that the Vendor has given him adequate time to review this agreement and to seek and obtain independent legal advice, and the Purchaser represents to the Vendor that he has in fact sought and obtained independent legal advice and is satisfied with all the terms and conditions of this agreement.

7. Time will be of the essence of this agreement.

8. Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the address or transmitted by fax and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery other than a written notice or money must be made by hand at the receiving party's address.

9. Any amendment of this agreement must be in writing and signed by the parties.

10. If any provision of this agreement is, illegal or unenforceable under any law, the remaining provisions remain legal and enforceable.

11. This agreement is governed by the laws of British Columbia and must be litigated in the courts of British Columbia.

12. This agreement enures to the benefit of and is binding upon the parties and their respective heirs, executors, administrators, successors and assigns.

13. This agreement may be signed in one or more counterparts, each of which when so signed will be deemed an original, and such counterparts together will constitute one in the same instrument.


IN WITNESS WHEREOF the parties have signed this Agreement as of the day and year first above written.

SIGNED by David Patriquin                   )
in the presence of:                         )
                                            )
                                            )       /s/ David Patriquin
__________________________________          )       ____________________________
Signature of Witness                        )       DAVID PATRIQUIN
                                            )
__________________________________          )
Print Name                                  )
                                            )
__________________________________          )
Address                                     )
__________________________________          )



SIGNED by JamesPratt                        )
in the presence of:                         )
                                            )
                                            )          /s/ James Pratt
__________________________________          )       ____________________________
Signature of Witness                        )          JAMES PRATT
                                            )
__________________________________          )
Print Name                                  )
                                            )
__________________________________          )
Address                                     )
__________________________________          )